EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re                                                                :     Chapter 11

                                                                        :

K-V Discovery Solutions, Inc., et al.,1      :     Case No. 12-13346 (ALG)

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                                               Debtors.          :     (Jointly Administered)

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ORDER CONFIRMING SIXTH AMENDED JOINT
CHAPTER 11 PLAN OF REORGANIZATION for
k-v discovery solutions, inc. and its AFFILIATED DEBTORS

Upon the Sixth Amended Joint Chapter 11 Plan of Reorganization for K-V Discovery Solutions and Its Affiliated Debtors, dated July 17, 2013 [Docket No. 1002] (as modified from time to time, including the Plan Supplement, the “Plan”);2 and upon the Disclosure Statement for Sixth Amended Joint Chapter 11 Plan of Reorganization for K-V Discovery Solutions and Its Affiliated Debtors, dated July 17, 2013 [Docket No. 1003] (the “Disclosure Statement”); and upon the July 16, 2013 hearing to approve the Disclosure Statement (the “Disclosure Statement Hearing”); and upon that certain Order: (I) Approving Disclosure Statement; (II) Establishing Date of Confirmation Hearing; (III) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, Including (A) Approving Form and Manner of Solicitation Packages, (B) Approving Form and Manner of Notice of the Confirmation Hearing, (C) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (D) Approving Forms of Ballots, (E) Establishing Deadline for Receipt of Ballots, and (F) Approving Procedures for Vote Tabulations; (IV) Establishing Deadline and Procedures for Filing Objections to Confirmation of Plan; (V) Approving Rights Offering Procedures; and (VI) Granting Related Relief [Docket No. 995], entered on July 17, 2013 (the “Disclosure Statement Order”); and upon the declarations, certifications and related supplements of Jane Sullivan of Epiq Bankruptcy Solutions, LLC, Thomas S. McHugh, Treasurer and Vice President or Chief Financial Officer of the Debtors, and Leon Szlezinger of Jefferies LLC, the Debtors’ investment banker and financial advisor; and upon the (i) affidavits, declarations and exhibits admitted into evidence at the hearing commenced on August 28, 2013, to consider confirmation of the Plan (the “Confirmation Hearing”), (ii) arguments of counsel presented at the Confirmation Hearing, (iii) objections filed with respect to confirmation of the Plan by the Public Pension Fund Group, as lead plaintiff in the PPFG Securities Litigation [Docket No. 1056] and certain member companies of American International Group, Inc. [Docket No. 1057], and the reservation of rights filed by Lori Anderson, as lead plaintiff in the 2011 Securities Litigation [Docket No. 1055] (collectively, the “Objections”) and other informal comments received by the Debtors, (iv) the Debtors’ memorandum of law filed in support of confirmation and in reply to the Objections, and (v) other pleadings filed in support of confirmation of the Plan; and upon the Court having taken judicial notice of the docket of the Debtors’ Reorganization Cases maintained by the Clerk of the Court and/or its duly appointed agent, and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered or adduced at, and the hearings held before the Court during the pendency of these Reorganization Cases, including the Order Setting Bar Dates to File Proofs of Claim [Docket No. 288], entered on October 19, 2012; and the Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for filing objections to the Plan; and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing and these Reorganization Cases, and after due deliberation thereon, and sufficient cause appearing therefor;

[1]

The last four digits of the taxpayer identification numbers of the Debtors follow in parentheses: (i) K-V Discovery Solutions, Inc. (7982); (ii) DrugTech Corporation (3690); (iii) FP1096, Inc. (3119); (iv) K-V Generic Pharmaceuticals, Inc. (7844); (v) K-V Pharmaceutical Company (8919); (vi) K-V Solutions USA, Inc. (4772); (vii) Ther-Rx Corporation (3624); and (viii) Zeratech Technologies USA, Inc. (6911). The Debtors’ executive headquarters are located at 16640 Chesterfield Grove, Suite 200, Chesterfield, MO 63005.

[2]	Capitalized terms used but not defined herein have the meanings assigned them in the Plan. The rules of interpretation set forth in Article I.B of the Plan shall apply to this Order.

IT IS HEREBY FOUND THAT:

JURISDICTION AND VENUE

A.     The Court has jurisdiction over this matter and these Reorganization Cases pursuant to 28 U.S.C. § 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.     Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has exclusive jurisdiction to determine whether the Plan should be confirmed under the applicable provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

C.     Each of the conditions precedent to the entry of this Order has been satisfied in accordance with Section 11.1 of the Plan or properly waived in accordance with Section 11.3 of the Plan.

STANDARDS FOR CONFIRMATION

UNDER SECTION 1129 OF THE BANKRUPTCY CODE

D.     Section 1129(a)(1). The Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.

In accordance with section 1122(a) of the Bankruptcy Code, Section 4.1 of the Plan classifies each Claim against and Interest in the Debtors into a Class containing only substantially similar Claims or Interests;

2.	In accordance with section 1123(a)(1) of the Bankruptcy Code, Section 4.1 of the Plan properly classifies all Claims and Interests that require classification;

3.	In accordance with section 1123(a)(2) of the Bankruptcy Code, Section 4.2 of the Plan properly specifies each Class of Claims that is not impaired under the Plan;

4.	In accordance with section 1123(a)(3) of the Bankruptcy Code, Sections 5.3 through 5.10 of the Plan properly specify the treatment of each Class of Claims or Interests that is impaired under the Plan;

5.

In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class unless the holder of such a Claim or Interest agrees to less favorable treatment;

6.

In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including the provisions regarding Effective Date transactions and transfers, the post-Effective Date corporate management, governance and actions set forth in Article VII of the Plan, and the funding for the Plan, including from the proceeds of the Rights Offering and the proceeds from the sale of the Direct Purchase Shares;

7.

In accordance with section 1123(a)(6) of the Bankruptcy Code, Reorganized KV’s amended certificate of incorporation contains provisions prohibiting the issuance of non-voting equity securities and providing for the appropriate distribution of voting power among all classes of equity securities authorized for issuance;

8.

In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and the Reorganized Debtors’ amended certificates of incorporation and bylaws regarding the manner of selection of officers and directors of the Reorganized Debtors, including the provisions of Section 7.5 of the Plan, are consistent with the interests of creditors and equity security holders and with public policy;

9.	In accordance with section 1123(b)(1) of the Bankruptcy Code, Article V of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests;

10.

In accordance with section 1123(b)(2) of the Bankruptcy Code, Article X of the Plan provides for the assumption or rejection of the Debtors’ executory contracts and unexpired leases that have not been previously assumed or rejected pursuant to section 365 of the Bankruptcy Code and orders of the Court;

11.

Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, the Plan incorporates the settlement or adjustment of claims or interests belonging to the Debtors and their estates. The Plan incorporates several settlements by and among one or more of the Debtors and one or more third parties, including, (i) the Stipulation of Settlement and Dismissal (as defined below), and (ii) the global settlement among the Debtors, the Creditors’ Committee, the holders of approximately 99% in dollar amount of the Class 3 Senior Secured Notes Claims, and the holders of approximately 97% in dollar amount of Class 6 Convertible Subordinated Notes Claims. In accordance with Bankruptcy Rule 9019, such settlements are fair and equitable and in the best interests of the Debtors and creditors;

12.

In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, Section 12.11 of the Plan provides that the Reorganized Debtors will retain and may enforce any claims, demands, rights, defenses and causes of action that any Debtor may hold against any entity, to the extent not expressly released under the Plan;

13.	In accordance with section 1123(b)(5) of the Bankruptcy Code, Article V of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of Claims in each Class;

14.	In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code; and

15.

In accordance with section 1123(d) of the Bankruptcy Code, Section 10.3 of the Plan provides for the satisfaction of Claims related to Cure Amounts associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All Claims related to Cure Amounts will be determined in accordance with the underlying agreements and applicable law.

E.     Section 1129(a)(2). The Debtors have complied with all applicable provisions of the Bankruptcy Code with respect to the Plan and the solicitation of acceptances or rejections thereof. In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.

All persons entitled to receive notice of the Disclosure Statement, the Plan and the Confirmation Hearing have received proper, timely and adequate notice in accordance with the Disclosure Statement Order, applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Southern District of New York (collectively, the “Bankruptcy Rules”), and have had an opportunity to appear and be heard with respect thereto.

2.

The Debtors, the Creditors’ Committee, and the Investor Parties, and their respective representatives, solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. Accordingly, the Debtors, the Creditors’ Committee, and the Investor Parties, and their respective representatives, are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. Pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Creditors’ Committee, the Investor Parties, the Participating Ad Hoc Group, Varana, Telemetry and the members of the Ad Hoc Senior Secured Noteholders Group (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, solicitation and/or purchase of the securities offered and sold under the Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

3.

Written notice of the Confirmation Hearing and the relevant deadlines for the submission of ballots and objections to confirmation of the Plan has been provided substantially in the form, within the time, and in accordance with the Bankruptcy Rules and the procedures approved and prescribed by this Court in the Disclosure Statement Order. Such written notice is adequate and sufficient.

4.	Claims in Classes 1 and 2 under the Plan are unimpaired, and such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

5.

All Classes of impaired Claims that were entitled to vote pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order were given the opportunity to vote on the Plan (i.e., Classes 3, 4, 5, 6 and 7). Ballots were received from holders of Claims in all such Classes, except for Class 4 (with respect to KV), and Class 7 (with respect to K-V Generic Pharmaceuticals, Inc.) (such Classes, collectively, the “Deemed Accepting Classes”), which Classes are deemed to accept the Plan pursuant to paragraph 18(j) of the Disclosure Statement Order.

6.

The Debtors have made a final determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 3, 4, 5, 6 and 7 under the Plan. No holder of Claims in the Deemed Accepting Classes returned a Ballot accepting or rejecting the Plan.

7.

Each of Classes 3, 5, 6 and 7 having holders of Claims entitled to vote on the Plan (except with respect to General Unsecured Claims against KV) have accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes. actually voting. In accordance with paragraph 18(j) of the Disclosure Statement Order, as no holder of Claims in the Deemed Accepting Classes voted to accept or reject the Plan, such Classes are deemed to have accepted the Plan.

F.     Section 1129(a)(3). The Plan has been proposed in good faith and not by any means forbidden by law. In so finding, the Court has considered the totality of the circumstances in these Reorganization Cases. The Plan is the result of extensive, good faith, arm’s length negotiations among the Debtors and certain of their principal constituencies (including holders of approximately 99% of the principal amount of the Senior Secured Notes Claims and holders of approximately 97% of the principal amount of Convertible Subordinated Notes Claims, the Creditors’ Committee, and each of their respective representatives), reflects substantial input from the principal constituencies having an interest in these cases, and achieves the goal of consensual reorganization contemplated by the Bankruptcy Code.

G.     Section 1129(a)(4). Any payment made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been approved by, or is subject to the approval of, this Court as reasonable, satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code. Pursuant to Section 3.3 of the Plan, and except as otherwise provided herein, all payments to be made to Professional Persons or other entities asserting a Fee Claim for services rendered before the Effective Date will be subject to review and approval by this Court.

H.     Section 1129(a)(5). To the extent known, the Debtors have disclosed the identity and affiliations of the individuals proposed to serve, after confirmation of the Plan, as directors and officers of the Reorganized Debtors; the appointment to, or continuance in, such offices of such individuals is consistent with the interests of the Debtors’ creditors and interest holders and with public policy; and the Debtors have disclosed the identity of any insiders who will be employed or retained by the Reorganized Debtors subsequent to confirmation of the Plan and the nature of any compensation to be paid to such insiders. These disclosures satisfy the requirements of section 1129(a)(5) of the Bankruptcy Code.

I.     Section 1129(a)(6). The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

J.     Section 1129(a)(7). Each holder of an impaired Claim or Interest in each impaired Class of Claims or Interests that has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would have received or retained if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. See Disclosure Statement, Exhibit 2.

K.     Section 1129(a)(8). With respect to each Class of Claims or Interests designated by the Plan, other than (i) Classes that do not have a holder of an Allowed Claim or Allowed Interest and are deemed eliminated from the Plan for the purposes of section 1129(a)(8) of the Bankruptcy Code pursuant to paragraph 19 of the Disclosure Statement Order, and (ii) Classes 7 (solely with respect to General Unsecured Claims against KV), 8(a) (Existing Securities Law Claims), 8(b) (Equitably Subordinated Claims) and 9 (Existing KV Interests) either: (a) such Class has accepted the Plan; or (b) such Class is not Impaired under the Plan. Holders of General Unsecured Claims against KV in Class 7 have rejected the Plan because the Plan was not accepted by the holders of at least two-thirds in amount of such Claims. The holders of Claims in Classes 8(a), 8(b) and 9 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Nevertheless, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting Classes of Claims and Interests.

L.     Section 1129(a)(9). Except to the extent that the holder of a particular Claim has agreed to different treatment, the Plan provides treatment for Administrative Expense Claims, Priority Tax Claims, Fee Claims and Priority Non-Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.

M.     Section 1129(a)(10). The Plan has been accepted by Classes 3, 5, 6, and 7 (except with respect to General Unsecured Claims against KV), which are all Classes of impaired Claims that are entitled to vote on the Plan, determined without including any acceptance of the Plan by any insider. In accordance with paragraph 18(j) of the Disclosure Statement Order, as no holder of Claims in Class 4 voted to accept or reject the Plan, such Class is deemed to have accepted the Plan.

N.     Section 1129(a)(11). The Debtors’ projections of financial information of the Reorganized Debtors as of the Effective Date are reasonable and made in good faith, and confirmation of the Plan is not likely to be followed by the liquidation or the need for the further financial reorganization of the Debtors.

O.     Section 1129(a)(12). The Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, due and payable through the Effective Date shall be paid by the Debtors on or before the Effective Date and amounts due thereafter shall be paid by the Reorganized Debtors in the ordinary course until the entry of a final decree closing the Reorganization Cases, or the conversion or dismissal of the Reorganization Cases.

P.     Section 1129(a)(13). On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor had obligated itself to provide such benefits.

Q.     Sections 1129(a)(14), 1129(a)(15) and 1129 (a)(16). Sections 1129(a)(14), 1129(a)15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Reorganization Cases.

R.     Section 1129(b). The Plan does not “discriminate unfairly” and is “fair and equitable” with respect to Classes 7 (with respect to General Unsecured Claims against KV), 8(a), 8(b) and 9, i.e., the Classes that are impaired and rejected (or are deemed to reject) the Plan. The Plan does not discriminate unfairly with respect to Class 7 (with respect to General Unsecured Claims against KV) because the holders of General Unsecured Claims against KV are receiving the same or more favorable treatment as holders of all similarly situated unsecured Claims against KV.

S.     The Plan does not discriminate unfairly with respect to Classes 8(a), 8(b) or 9 because the Claims and Interests in such Classes either are subordinated to other Claims or have no value. The Plan is “fair and equitable” with respect to each rejecting Class because no Class senior to each such rejecting Class is being paid more than in full and the Plan does not provide a recovery on account of any Claim or Interest that is junior to Classes 7, 8(a), 8(b) or 9.

T.     Section 1129(c). The Plan is the only plan that has been filed in these cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

U.     Section 1129(d). No party in interest, including any governmental unit (as defined in section 101(27) of the Bankruptcy Code), has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act; the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

DISCHARGE, INDEMNIFiCATIOn,
injunctions, RELEASES AND exculpation

V.     The indemnification, injunction, discharge, release and exculpation provisions set forth in Article XII of the Plan, as modified by paragraphs 19 and 20 of this Order, constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of the Debtors and their Estates, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Reorganization Cases in accordance with the Plan. The failure to effect the discharge, release, indemnification, injunction and exculpation provisions described in Article XII of the Plan, as modified by paragraphs 19 and 20 of this Order, would seriously impair the Debtors’ ability to confirm the Plan. Subject to the modifications set forth in paragraphs 19 and 20 of this Order, each of the discharge, release, indemnification, injunction and exculpation provisions set forth in the Plan:

(i)	is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b) and (d);

(ii)	is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;

(iii)	is an integral element of the settlements and transactions incorporated into the Plan;

(iv)	confers material benefit on, and is in the best interests of, the Debtors and their estates;

(v)

is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Reorganization Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and

(vi)	is consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and applicable law.

W.     Termination of Subordination Rights and Settlement of Related Claims. Except as provided in the Plan, the classification of and manner of all Claims and Interests and the respective distributions, treatments and other provisions under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, sections 510(a) and 510(b) of the Bankruptcy Code and any and all such rights are settled, compromised and released pursuant to the Plan.

HERMELIN CLAIMS

X.     As a result of the withdrawal of the proof of claim filed by Mr. Marc S. Hermelin, assigned claim number 151 by the Debtors’ claims agent, there are no claims in Class 8(b) (Equitably Subordinated Claims).

NOW, THEREFORE, IT IS HEREBY ORDERED,
ADJUDGED AND DECREED, that:

1.     The findings of this Court as set forth herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this matter by virtue of Bankruptcy Rule 9014. To the extent any findings of fact constitute conclusions of law, they are adopted as such. To the extent any conclusions of law constitute findings of fact, they are adopted as such.

2.     The Plan is confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any conflict between the terms of the Plan and the terms of this Order, the terms of this Order shall control.

3.     The Effective Date of the Plan shall occur on the first Business Day on which all conditions set forth in Section 11.2 of the Plan have been satisfied or waived in accordance with Section 11.3 of the Plan.

4.     Any objections or responses to confirmation of the Plan and any reservation of rights contained therein that (a) have not been withdrawn, waived or settled prior to the entry of this Order or (b) are not cured by the relief granted herein, are overruled in their entirety and on their merits, and all withdrawn objections or responses are deemed withdrawn with prejudice.

5.     The business and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date.

6.     On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and prosecute, compromise or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

7.     The Plan provides for the entry into the New First Lien Term Loan. The New First Lien Term Loan was proposed in good faith, is critical to the success and feasibility of the Plan and is necessary and appropriate for the consummation of the Plan, and entry into the New First Lien Term Loan is in the best interests of the Debtors, their estates and their creditors and the Reorganized Debtors.  The Debtors have exercised reasonable business judgment in determining to enter into the New First Lien Term Loan and have provided sufficient and adequate notice thereof.  The Debtors and the Reorganized Debtors are hereby authorized, to the extent not already authorized by Order of this Court and without further approval of this Court or notice to any other party, to execute and deliver all agreements, guarantees, security documents, mortgages, control agreements, certificates, insurance documents, opinions and all other documents, instruments and certificates relating thereto or contemplated thereunder (collectively, the “First Lien Term Loan Documents”) and fully perform their obligations thereunder.  The First Lien Term Loan Documents (when and to the extent entered into) are or will be, and are hereby deemed to be binding and enforceable against the Debtors, the Reorganized Debtors and their affiliates party thereto in accordance with their terms.  The New First Lien Term Loan (including, without limitation, any and all terms, conditions and covenants thereof) has been negotiated in good faith and at arm’s-length among the Debtors and the agent and lenders under the New First Lien Term Loan (the agent and the lenders are collectively referred to herein as the “New First Lien Lenders”), and any credit extended, letters of credit issued for the account of, or loans made to the Reorganized Debtors by the New First Lien Lenders pursuant to the New First Lien Term Loan shall be deemed to have been extended, issued, and made in good faith and for legitimate business purposes.  The guarantees, mortgages, pledges, liens and other security interests, and all other consideration granted pursuant to or in connection with the New First Lien Term Loan are or will be (as the case may be) and are hereby deemed to be granted in good faith, for good and valuable consideration and for legitimate business purposes as an inducement to the lenders to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance or recharacterization.

8.     The Plan provides for the comprehensive settlement of Claims and controversies against the Debtors, including the settlement of the ETHEX Criminal Fine Claims and the Qui Tam Claims. The negotiations of such settlements were conducted in good faith and at arm’s length, and each such settlement is of benefit to the Debtors’ estates and represents a fair, necessary and reasonable compromise of the Claims held by the holders thereof. The terms and conditions of each such compromise and settlement are therefore an integral part of the Plan. Further, the settlements represent a compromise between and among the Debtors and their creditors of all claims against, interests in, and litigation pending or threatened against the Debtors, or that was or could have been commenced against the Debtors prior to the date of entry of this Order. The settlements, as reflected in the relative distributions and recoveries of holders of Claims and Interests under the Plan, are fair and reasonable and accordingly are approved pursuant to Bankruptcy Rule 9019(a). The Settlements will save the Debtors and their estate the costs and expenses of prosecuting various disputes, the outcome of which would likely consume substantial resources of the Debtors’ estates and require substantial time to adjudicate. The settlements also have facilitated the creation and implementation of the Plan and benefit the estates and the Debtors’ creditors.

A.     Plan Implementation

9.     In accordance with section 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), but subject to the satisfaction or waiver of all conditions precedent listed in Section 11.2 of the Plan (unless waived in accordance with section 11.3 of the Plan), without further action by the Court or the boards of directors or managers or security holders of any Debtor or Reorganized Debtor, the Debtors and the Reorganized Debtors are authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated thereby or hereby, including those transactions identified in Article VII of the Plan; and (b) execute, deliver, file and record such documents (including the Plan Documents), contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

10.     This Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

11.     Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept for filing and/or recording any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.

12.     The consummation of the Plan, including the assumption of any executory contract or unexpired lease by a Reorganized Debtor, shall not constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, executory contract or unexpired lease or contract, lease or agreement in existence on the Effective Date to which any Debtor is a party.

B.     Executory Contracts and Unexpired Leases

13.     Subject to the occurrence of the Effective Date, the Debtors are authorized to assume and/or reject executory contracts or unexpired leases in accordance with Article X of the Plan and orders of this Court. Each executory contract and unexpired lease assumed pursuant to Section 10.1 of the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

14.     As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases identified on the Schedule of Assumed Contracts and Leases shall be deemed assumed, and all other executory contracts and unexpired leases of the Debtors shall be deemed rejected, except that: (a) any executory contracts and unexpired leases that previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court shall be treated as provided in such Final Order; and (b) all executory contracts and unexpired leases that are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date shall be treated as is determined by a Final Order of the Bankruptcy Court resolving such motion.

15.     The amended and restated employment agreements between KV and each of Gregory J. Divis, Thomas S. McHugh, and Patrick J. Christmas, substantially final forms of which are annexed to the Plan Supplement as Exhibit 5, shall be deemed assumed by the Reorganized Debtors upon the occurrence of the Effective Date pursuant to section 10.5 of the Plan.

16.     All Claims arising from the rejection of executory contracts or unexpired leases, if any, will be treated as General Unsecured Claims. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is timely filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors on or before the date that is thirty (30) days after service by the Debtors of individualized notice of the effective date of such rejection (which may be the Effective Date, the date on which the Debtors reject the applicable contract or lease as provided in Section 10.3(c) of the Plan, or pursuant to an order of the Bankruptcy Court). Unless previously provided by the Debtors, the Debtors shall provide notice of the last date to file a Claim arising from the rejection of an executory contract or unexpired lease to the counterparties of such rejected contracts and leases.

C.     Vesting and Transfer of Assets

17.     On the Effective Date, except as otherwise provided herein or in the Plan, all property of the Estates of the Debtors, including all claims, rights and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances and Interests.

D.     No Relinquishment of Rights

18.     Except as provided in sections 12.7 and 14.5 of the Plan, nothing contained in the Plan or this Order shall be deemed to be a relinquishment of any rights, claims, or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law, and the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Reorganization Cases had not been commenced, and all of the Debtors’ legal and/or equitable rights respecting any Claim left unimpaired by the Plan may be asserted to the same extent as if the Reorganization Cases had not been commenced.

E.     Approval of Injunction, Release and Exculpation Provisions

19.     The injunction, release and exculpation provisions contained in the Plan, including those set forth in Article XII of the Plan, are authorized and approved; provided, however, that nothing in the Plan or this Order shall release or exculpate any entity from liability for fraud, gross negligence or willful misconduct. Notwithstanding the foregoing or anything contained in the Plan to the contrary, no holder of a Claim in Classes 8(a) or 8(b) or an Interest in Class 9 shall be deemed to have granted the releases set forth in Section 12.7(b) of the Plan.

20.     Section 12.8 of the Plan shall be deleted in its entirety and replaced with the following:

None of the Released Parties, or the D&O Claim Committee or any member thereof (each solely in their capacity as such), shall have or incur any liability to any holder of any Claim or Interest or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Debtors’ restructuring taking place on or prior to the Effective Date, including without limitation, the negotiation, implementation and execution of this Plan, the Reorganization Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all activities leading to the promulgation and confirmation of this Plan except for gross negligence or willful misconduct, each as determined by a Final Order of the Bankruptcy Court.

F.     Hermelin Claims

21.     The Hermelin Claims are withdrawn, with prejudice.  Mr. Marc S. Hermelin shall be forever barred from asserting or pursuing any Claims against the Debtors, their estates or the Reorganized Debtors for any and all acts or omissions, transactions, events or other occurrences taking place on or prior to the Effective Date, and his right, if any, to seek to lift the automatic stay pursuant to section 362 of the Bankruptcy Code or modify the injunction set forth in the Plan to assert any Claims are waived.

G.     Settlement of ETHEX Criminal Fine Claims and Qui Tam Claims

22.     The settlement of the ETHEX Criminal Fine Claims and the Qui Tam Claims as and to the extent set forth in the Stipulation of Settlement and Dismissal (the “Stipulation of Settlement and Dismissal”), filed in Adv. Proc. No. 12-02005 (ALG), is approved. The Debtors are authorized to take such further actions and execute and deliver such further documents as may be reasonably necessary to effectuate the Stipulation of Settlement and Dismissal.

23.     Notwithstanding anything contained in the Stipulation of Settlement and Dismissal or anything to the contrary contained herein or in the Plan, the discharge, release and injunction of the Plan, as approved by this Order, shall apply to the United States of America, and each of its agencies, departments, and agents; provided, nothing in the Plan or this Order shall limit or expand the scope of discharge, release or injunction to which the Debtors or Reorganized Debtors are entitled to under the Bankruptcy Code or applicable law, if any.  The discharge, release and injunction provisions contained in the Plan and this Order are not intended and shall not be construed to bar the United States from, subsequent to this Order, pursuing any police or regulatory action.  Accordingly, notwithstanding anything contained in the Plan or this Order to the contrary, nothing in the Plan or this Order shall discharge, release, impair or otherwise preclude: (1) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (2) any claim of the United States arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against any of the Debtors; or (4) any liability of the Debtors or Reorganized Debtors under environmental law to any Governmental Unit (as defined by section 101(27) of the Bankruptcy Code) as the owner or operator of property that such entity owns or operates after the Confirmation Date (as defined in the Plan).  Nor shall anything in the Confirmation Order or the Plan:  (i) enjoin or otherwise bar the United States or any governmental unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) subject to paragraph 11 of the Stipulation of Settlement and Dismissal, divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by the United States or any governmental unit are discharged or otherwise barred by this Order, the Plan, or the Bankruptcy Code.  Moreover, except as otherwise agreed in the Stipulation of Settlement and Dismissal, nothing in this Order or the Plan shall release any non-debtor, including any non-debtor Released Parties (as defined in the Plan), from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the non-debtor Released Parties, nor shall anything in the Confirmation Order or the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against the non-debtor Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code.

H.     Order Binding on All Parties

24.     Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan or this Order, the provisions of the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and this Order shall be binding upon, and inure to the benefit of the Debtors, all holders of Claims and Interests, and their respective successors and assigns.

I.     Approval of Discharge of Claims and Termination of Interests

25.     The discharge provision as set forth in Section 12.3 of the Plan is approved, is so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Court or any other party.

26.     Except as specifically set forth in the Plan or herein, as of the Effective Date, each Person that is a holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524 and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or Reorganized Debtor.

J.     Exemption From Securities Laws

27.     The offering, issuance of and the distribution under the Plan and associated documents and any and all agreements incorporated therein of the New Common Stock Securities, including the Subscription Rights, the Rights Offering Stock, the Direct Purchase Shares, the Commitment Fee Shares, and the Convertible Subordinated Notes Equity Distribution, shall be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code and/or Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, to the maximum extent permitted thereunder.  Subject to any transfer restrictions contained in the Certificate of Incorporation of Reorganized KV and/or the New Stockholders Agreement, the New Common Stock issued on account of the Convertible Subordinated Notes Equity Distribution may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 2(a)(11) of the Securities Act and referred to in section 1145(b)(1) of the Bankruptcy Code, and in compliance with any applicable state or foreign securities laws, if any, applicable at the time of any future transfer of such securities.  Certain of the New Common Stock Securities other than the Convertible Subordinated Notes Equity Distribution, including the Subscription Rights, the Rights Offering Stock, the Direct Purchase Shares and the Commitment Fee Shares, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and accordingly may not be offered, sold, resold, pledged, delivered, allotted or otherwise transferred absent an effective registration statement for such securities except in transactions that are exempt from, or in transactions not subject to, the registration and prospectus delivery requirements of the Securities Act and in compliance with any applicable state or foreign securities laws applicable at the time of any future transfer of such securities.

K.     Exemption From Certain Transfer Taxes

28.     To the fullest extent permitted by applicable law, all sale transactions and asset transfers by the Debtors or Reorganized Debtors, as applicable, approved by the Bankruptcy Court on or after the Confirmation Date through and including the Effective Date, including the transfers effectuated under the Plan, shall constitute “transfers under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

L.     Fee Claims

29.     Any Professional Person seeking allowance by the Bankruptcy Court of a Fee Claim shall file with the Bankruptcy Court and serve notice of same on the Reorganized Debtors, Epiq, the Creditors’ Committee and the Office of the United States Trustee its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date no later than forty-five (45) calendar days after the Effective Date. Objections to such Fee Claims, if any, must be filed and served on the applicable Professional Person, the Reorganized Debtors, Epiq, the Creditors’ Committee and the Office of the United States Trustee by no later than sixty-five (65) calendar days after the Effective Date or such other date as established by the Bankruptcy Court.

M.     Cancellation of Existing Securities and Agreements

30.     Except for the purpose of evidencing a right to distribution under the Plan, and except as otherwise set forth herein or in the Plan (including in Section 7.3 of the Plan), on the Effective Date all agreements, instruments, and other documents evidencing any Claim or Interest, other than Intercompany Interests, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged and of no force or effect.

N.     Stay of Confirmation Order Waived

31.     For good cause shown, the provisions of Bankruptcy Rule 3020(e) shall not apply to this Order and the Debtors are authorized to consummate the Plan immediately upon entry of this Order. The period in which an appeal with respect to this Order must be filed shall commence immediately upon the entry of this Order.

O.     Binding Effect of Prior Orders

32.     Pursuant to section 1141 of the Bankruptcy Code, effective as of and subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Order, all prior orders entered in the Reorganization Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date that ultimately are granted shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

33.     Notwithstanding anything to the contrary herein or in the Plan, nothing in the Plan or this Order shall limit or otherwise affect the Debtors’ obligations under that certain Settlement Agreement and Release dated October 18, 2012, by and among Zydus Pharmaceuticals (USA), Inc. and Nesher Pharmaceuticals (USA) LLC, on the one hand, and K-V Pharmaceutical Company, K-V Generic Pharmaceuticals, Inc. and DrugTech Corporation, on the other hand (as amended, modified, and/or supplemented, the “Nesher Settlement Agreement”), which was approved by the Court by order dated November 16, 2012 [Docket No. 383], and the provisions of the Nesher Settlement Agreement, including the rights and obligations of the parties thereunder, shall survive the Effective Date.

34.     The provisions of the Protective Orders (as defined in the Disclosure Statement) survive the Effective Date as and to the extent set forth therein and, notwithstanding anything to the contrary contained herein or the Plan, the rights and obligations of the parties thereto for any breach thereof also shall survive the Effective Date.  Further, notwithstanding entry of this Order by the Bankruptcy Court and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Stipulated Order Pursuant to Bankruptcy Rule 2004 Authorizing the Examination of PharMerica Corp. [Docket No. 478] and the Stipulated Order Pursuant to Bankruptcy Rule 2004 Authorizing the Examination of Alere Women’s and Children’s Health, LLC [Docket No. 476], including, resolving matters relating to compliance by Pharmerica Corp., by Alere Women’s and Children’s Health, LLC and by the Reorganized Debtors (or any applicable successor in interest of the Debtors) with each such respective stipulated order and the Protective Orders, and the Reorganized Debtors, Pharmerica Corp., and Alere Women’s and Children’s Health, LLC  shall be entitled to pursue all rights and remedies set forth in such stipulated orders and the Protective Orders.

P.     Notice of Confirmation of the Plan

35.     Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Order, substantially in the form of Appendix II attached hereto (the “Confirmation Notice”), on all parties that they served with notice of the Confirmation Hearing and parties to executory contracts or unexpired leases no later than ten (10) days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date. As soon as practicable after the entry of this Order, the Debtors shall make copies of this Order and the Confirmation Notice available on their reorganization website at http://dm.epiq11.com/KVD.

Q.     Miscellaneous Provisions

36.     Without the need for a further order or authorization of this Court, but subject to the express provisions of this Order, the Debtors shall be authorized and empowered as may be necessary to make non-material modifications to the documents filed with the Court, including the Plan Supplement or documents forming part of the evidentiary record at the Confirmation Hearing, in their reasonable business judgment, but only in accordance with, and subject to Section 14.5 of the Plan, and upon notice to any affected parties.

37.     The Creditors’ Committee shall be automatically dissolved on the Effective Date and, on the Effective Date, each member (including each officer, director, employee or agent thereof) of the Creditors’ Committee and each professional retained by the Creditors’ Committee shall be released and discharged from all rights, duties, responsibilities and obligations arising from, or related to, the Debtors, its membership on the Creditors’ Committee, the Plan or the Reorganization Cases, except with respect to: (i) any matters concerning any Fee Claims held or asserted by any professionals retained by the Creditors’ Committee; and (ii) any appeals of this Order through the date such appeals are finally decided, settled, withdrawn or otherwise resolved.

38.     On the Effective Date, the engagement of each Professional Person retained by the Debtors and the Creditors’ Committee shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professional Persons shall be entitled to prosecute and defend their respective Fee Claims and represent their respective constituents with respect to applications for payment of such Fee Claims and the Reorganized Debtors shall be responsible for the fees, costs and expenses associated with the prosecution and defense of such Fee Claims.

39.     Subject to occurrence of the Effective Date, (i) the Manufacturing Agreement between DPT Laboratories, LTD and K-V Pharmaceutical Company (as amended, modified and/or supplemented, the “Manufacturing Agreement”) shall be deemed assumed by K-V Pharmaceutical Company as of the Effective Date pursuant to section 365 of the Bankruptcy Code, and (ii) the Cure Amount shall be the sole amount necessary to be paid by KV Pharmaceutical Company for any claims and obligations existing as of the Petition Date under the Manufacturing Agreement (provided that, notwithstanding anything contained herein or in the Plan to the contrary, any indemnity obligations of K-V Pharmaceutical Company that are not yet known, fixed and/or liquidated as of the date of such assumption shall survive).

40.     Notwithstanding anything contained herein or the Plan to the contrary, the priority to insurance proceeds in favor of Persons that served as a director or officer of the Debtors at any time on and after the Petition Date provided in section 12.12(b) of the Plan shall not apply to proceeds (or access to such proceeds) of any insurance policy covering claims asserted or to be asserted against any defendant in the PPFG Securities Litigation.

41.     All insurance policies listed on the that certain schedule agreed to by and between K-V Pharmaceutical Company and AIG (as defined below) pursuant to letter agreement, together with any agreements related to such policies (collectively, the “AIG Policies”) between American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., Insurance Company of the State of Pennsylvania, Lexington Insurance Company, Commerce & Industry Insurance Company, and Chartis Specialty Insurance Company, together with any other member companies of American International Group, Inc. that provided insurance coverage to Debtors (collectively, “AIG” or “AIG Companies”), on-the-one-hand, and the Debtors, on-the-other-hand, shall be treated under the Plan as assumed contracts.  The Cure Amount is $10,335, with the sole recourse for payment of such Cure Amount as well as any and all valid amounts due and owing by a Debtor limited to the applicable AIG Company setting off against the applicable Debtor’s collateral held by such AIG Company in accordance with the terms of the applicable AIG Policy(ies).  No other cure payments are owed as of the Effective Date, and all other rights and obligations of the parties shall survive and the Effective Date and be satisfied after the Effective Date in the ordinary course of business.  Notwithstanding anything to the contrary, nothing in the Plan or any of the Plan Documents (including any other provision that purports to be preemptory or supervening), shall in any way operate to or have the effect of, impairing the insurers’ legal, equitable or contractual rights, if any, including without limitation, any rights of setoff, recoupment, arbitration or arising from a change of control, if any, in any respect; provided, that notwithstanding the foregoing or anything contained in any of the AIG Policies to the contrary, the AIG Companies shall have no right to terminate coverage or take any actions against any of the debtors in respect of a change of control resulting from the Debtors emergence from these chapter 11 cases. The rights of the parties with respect to such agreements otherwise shall be determined pursuant to the applicable agreements.

42.     Pursuant to paragraph 18 of that certain Final Cash Collateral Order (1) Authorizing Use of Cash Collateral and Providing for Adequate Protection, (2) Granting Liens and Providing Superpriority Administrative Expense Status, and (3) Modifying the Automatic Stay Pursuant to Sections 105, 361, 362 and 363 of the Bankruptcy Code [Dkt. No. 144], the Challenge Period (as defined in that certain Stipulation and Order Extending Committee Challenge Period [Dkt. No. 1035], dated August 6, 2013 (the “Ninth Stipulation and Order”)), for the Creditors’ Committee is hereby extended through and including the occurrence of the Effective Date under the Plan solely with respect to the potential challenges or potential causes of action identified in the Ninth Stipulation and Order, and all the respective parties’ rights under the Ninth Stipulation and Order are otherwise expressly reserved.

43.     Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Court that the Plan be confirmed and such related agreements be approved in their entirety.

44.     Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Order shall be, and it hereby is, deemed to be modified such that the reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Order, as appropriate.

45.     In the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document). In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Order, on the other, the provisions of this Order shall govern.

46.     Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings in the Reorganization Cases after the Effective Date shall be limited to the following parties: (a) the Reorganized Debtors and their counsel, (b) the United States Trustee, and (c) any party known to be directly affected by the relief sought.

47.     The Debtors’ exclusive periods to file and solicit acceptances of a chapter 11 plan under section 1121 of the Bankruptcy Code (the “Exclusive Periods”) are hereby extended through and including the Effective Date. In the event that the Debtors determine that the Effective Date will not occur, the Debtors may file a motion with the Court seeking to further extend their Exclusive Periods, and the filing of such a motion shall have the same effect as if filed prior to the expiration of the Exclusive Periods.

48.     If the Plan is revoked or withdrawn pursuant to Section 14.6 of the Plan prior to the Effective Date, the Plan shall be deemed null and void.

49.     Notwithstanding the entry of this Order, from and after the Effective Date, the Court shall retain such jurisdiction as is legally permissible of the Reorganization Cases, and all matters arising under, arising out of, or related to, the Reorganization Cases and the Plan (a) as provided for in Article XIII of the Plan, (b) as provided for in this Order, and (c) for the purposes set forth in sections 1127 and 1142 of the Bankruptcy Code.

Dated:      __________, 2013

New York, New York

________________________________

THE HONORABLE ALLAN L. GROPPER

UNITED STATES BANKRUPTCY JUDGE

APPENDIX I

PLAN OF REORGANIZATION

APPENDIX II

CONFIRMATION NOTICE